                                                                    EXHIBIT 10.5

                               OPERATING AGREEMENT

                                       FOR

                             SCIENCE PARK CENTER LLC
                     A California Limited Liability Company



* Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act.

                                TABLE OF CONTENTS

                                                                                          Page

ARTICLE I      DEFINITIONS...................................................................3
               1.1    "Act"..................................................................3
               1.2    "Adjusted Capital Account Deficit".....................................3
               1.3    "Affiliate"............................................................3
               1.4    "Agreement"............................................................4
               1.5    "Articles".............................................................4
               1.6    "Bankruptcy"...........................................................4
               1.7    "Book Gain"............................................................4
               1.8    "Book Loss"............................................................4
               1.9    "Book Value"...........................................................4
               1.10   "Building".............................................................4
               1.11   "Built-In Gain (or Loss)"..............................................4
               1.12   "Capital Contribution".................................................5
               1.13   "Code".................................................................5
               1.14   "Company"..............................................................5
               1.15   "Company Minimum Gain".................................................5
               1.16   "Corporations Code"....................................................5
               1.17   "Development Services Agreement".......................................5
               1.18   "Dissolution Event"....................................................5
               1.19   "Distributable Cash"...................................................5
               1.20   "Economic Interest"....................................................5
               1.21   "Economic Interest Owner"..............................................5
               1.22   "Fiscal Year"..........................................................6
               1.23   "Improvements".........................................................6
               1.24   "Land".................................................................6
               1.25   "Managers".............................................................6
               1.26   "Member"...............................................................6
               1.27   "Membership Interest"..................................................6
               1.28   "Member Minimum Gain"..................................................6
               1.29   "Member Nonrecourse Debt"..............................................6
               1.30   "Member Nonrecourse Deductions"........................................6
               1.31   "Net Income" or "Net Loss".............................................6
               1.32   "Neurocrine Construction Loan Agreement"...............................7
               1.33   "Neurocrine Lease".....................................................7
               1.34   "Neurocrine Loan"......................................................7
               1.35   "Nonrecourse Debt".....................................................7
               1.36   "Nonrecourse Deductions"...............................................7
               1.37   "Option Agreement".....................................................7
               1.38   "Percentage Interest"..................................................7

                                     - i -
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
               1.39   "Permanent Loan".......................................................8
               1.40   "Person"...............................................................8
               1.41   "Preferred Return".....................................................8
               1.42   "Preferred Capital Return".............................................8
               1.43   "Premises".............................................................8
               1.44   "Prime Rate"...........................................................8
               1.45   "Property".............................................................8
               1.46   "Regulations"..........................................................8
               1.47   "Regulatory Allocations"...............................................8
               1.48   "Rent".................................................................8
               1.49   "Schedules"............................................................8
               1.50   "Substituted Member"...................................................9
               1.51   "Tax Matters Partner"..................................................9
               1.52   "Tokai Construction Loan"..............................................9
               1.53   "Unreturned Capital Contribution"......................................9

ARTICLE II     ORGANIZATIONAL MATTERS........................................................9
               2.1    Formation..............................................................9
               2.2    Name...................................................................9
               2.3    Term...................................................................9
               2.4    Office and Agent......................................................10
               2.5    Purpose of Company....................................................10

ARTICLE III    CAPITAL CONTRIBUTIONS........................................................10
               3.1    "Capital Account".....................................................10
               3.2    Initial Capital Contribution..........................................12
               3.3    Additional Capital Contributions......................................12
               3.4    Member Loans..........................................................12
               3.5    Neurocrine Loan.......................................................12
               3.6    No Interest...........................................................13
               3.7    Completion and Loan Guarantees........................................13

ARTICLE IV     MEMBERS .....................................................................13
               4.1    Limited Liability.....................................................13
               4.2    Admission of Additional Members.......................................13
               4.3    Withdrawal, Resignation or Retirement.................................13
               4.4    Transactions With the Company.........................................14
               4.5    Remuneration To Members...............................................14
               4.6    Members Are Not Agents................................................14
               4.7    Voting Rights.........................................................14
               4.8    Meetings of Members...................................................14
                      4.8.1   Date, Time and Place of Meetings of Members; Secretary........14
                      4.8.2   Power to Call Meetings........................................14

                                     - ii -
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
                      4.8.3   Notice of Meeting.............................................14
                      4.8.4   Manner of Giving Notice.......................................15
                      4.8.5   Validity of Action............................................15
                      4.8.6   Quorum........................................................15
                      4.8.7   Adjourned Meeting; Notice.....................................15
                      4.8.8   Waiver of Notice or Consent...................................15
                      4.8.9   Action by Written Consent without a Meeting...................16
                      4.8.10  Telephonic Participation by Member at Meetings................16
                      4.8.11  Record Date...................................................16
                      4.8.12  Proxies.......................................................17

ARTICLE V      MANAGEMENT AND CONTROL OF THE COMPANY........................................17
               5.1    Management of the Company by Managers.................................17
                      5.1.1    Management by Managers.......................................17
                      5.1.2    Agency Authority of Managers.................................17
               5.2    Election of Managers..................................................18
                      5.2.1   Number, Term and Qualifications...............................18
                      5.2.2   Resignation...................................................18
                      5.2.3   Removal.......................................................18
                      5.2.4   Vacancies.....................................................19
               5.3    Powers of Managers....................................................19
                      5.3.1   Powers of Managers............................................19
                      5.3.2   Limitations on Power of Managers..............................19
               5.4    Obligations of the Managers...........................................21
               5.5    Members Have No Managerial Authority..................................22
               5.6    Performance of Duties; Liability of Managers..........................22
               5.7    Devotion of Time......................................................22
               5.8    Competing Activities..................................................22
               5.9    Transactions between the Company and the Managers.....................23
               5.10   Acts of Managers as Conclusive Evidence of Authority..................23
               5.11   Limited Liability.....................................................23
               5.12   Resolution of Disputes................................................23

ARTICLE VI     ALLOCATIONS OF NET INCOME AND NET LOSS.......................................23
               6.1    Allocation of Net Income and Net Loss from Operations.................23
               6.2    Allocation of Net Income and Net Loss from Sale or Exchange...........24
                      6.2.1  Net Income Allocations.........................................24
                      6.2.2  Net Loss Allocations...........................................24
               6.3    Special Allocations...................................................24
                      6.3.1  Qualified Income Offset........................................24
                      6.3.2  Gross Income Allocation........................................25
                      6.3.3  Company Minimum Gain Chargeback................................25
                      6.3.4  Member Minimum Gain Chargeback.................................25

                      6.3.5  Nonrecourse Deductions.........................................25
                      6.3.6  Member Nonrecourse Deductions..................................25
                      6.3.7  Code Section 754 Adjustments...................................26
                      6.3.8  Curative Allocations...........................................26
               6.4    Contributed Property..................................................26

ARTICLE VII           DISTRIBUTIONS.........................................................26
               7.1    Distribution of Distributable Cash from Sale
                      or Exchange of the Premises...........................................26
               7.2    Distribution of Distributable Cash from
                      Operations Under the Neurocrine Lease.................................27
               7.3    Persons to Receive Distributions......................................28
               7.4    Form of Distribution..................................................28
               7.5    Restriction on Distributions..........................................28
                      7.5.1  Insufficient Assets............................................28
                      7.5.2  Basis of Determination.........................................28
               7.6    Return of Distributions...............................................28
               7.7    Obligations of Members to Report Allocations..........................28

ARTICLE VIII          COMPENSATION TO THE MANGERS, MEMBERS AND AFFILIATES...................29
               8.1    Compensation of Members...............................................29
               8.2    Company Expenses......................................................29
                      8.2.1  Operating Expenses.............................................29
                      8.2.2  Overhead of Managers...........................................29
               8.3    Payments to Nexus.....................................................29

ARTICLE IX     TRANSFER AND ASSIGNMENT OF INTERESTS.........................................29
               9.1    Transfer and Assignment of Interests..................................29
               9.2    Further Restrictions on Transfer of Interests.........................30
               9.3    Substitution of Members...............................................30
               9.4    No Effect to Transfers in Violation of Agreement......................30
               9.5    Transfer of Nexus' Interest to Neurocrine.............................31

ARTICLE X             CONSEQUENCES OF DEATH, DISSOLUTION, RETIREMENT OR
                      BANKRUPTCY OF MEMBER..................................................31
               10.1   Dissolution Event.....................................................31
               10.2   No Effect if Violation of Agreement...................................31

ARTICLE XI     ACCOUNTING, RECORDS, REPORTING BY MEMBERS....................................32
               11.1   Books and Records.....................................................32
               11.2   Delivery to Members and Inspection....................................32
                      11.2.1  Requests for Information......................................32

                      11.2.2  Inspection of Records.........................................33
                      11.2.3  Inspection by Representative..................................33
               11.3   Financial Statements/Tax Returns......................................33
                      11.3.1  Annual Statements.............................................33
                      11.3.2  Tax Returns...................................................33
                      11.3.3  Annual Statutory Report.......................................33
               11.4   Filings  .............................................................33
               11.5   Bank Accounts.........................................................33
               11.6   Accounting Decisions and Reliance on Others...........................33
               11.7   Tax Matters for the Company Handled by Members and
                         Tax Matters Partner................................................34

ARTICLE XII           DISSOLUTION AND WINDING UP............................................34
               12.1   Dissolution...........................................................34
               12.2   Certificate of Dissolution............................................34
               12.3   Winding Up............................................................34
               12.4   Distributions in Kind.................................................35
               12.5   Order of Payment of Liabilities Upon Dissolution......................35
                      12.5.1  Distribution to Members.......................................35
                      12.5.2  Provision for Liabilities.....................................35
               12.6   Compliance with Regulations...........................................36
               12.7   Limitations on Payments Made in Dissolution...........................36
               12.8   Certificate of Cancellation...........................................36
               12.9   No Action for Dissolution.............................................36

ARTICLE XIII          INDEMNIFICATION AND INSURANCE.........................................37
               13.1   Indemnification of Agents.............................................37
               13.2   Insurance.............................................................37


ARTICLE XIV           INVESTMENT REPRESENTATIONS............................................37
               14.1   Preexisting Relationship or Experience................................37
               14.2   No Advertising........................................................37
               14.3   Investment Intent.....................................................38
               14.4   Purpose of Entity.....................................................38
               14.5   Residency.............................................................38
               14.6   Economic Risk.........................................................38
               14.7   No Registration of Membership Interest................................38
               14.8   Membership Interest in Restricted Security............................38
               14.9   No Obligation to Register.............................................38
               14.10  No Disposition in Violation of Law....................................39
               14.11  Legends...............................................................39
               14.12  Investment Risk.......................................................39
               14.13  Restrictions on Transferability.......................................39

               14.14  Information Reviewed..................................................39
               14.15  No Representations By Company.........................................40
               14.16  Consultation with Attorney............................................40
               14.17  Tax Consequences......................................................40
               14.18  No Assurance of Tax Benefits..........................................40
               14.19  Indemnity.............................................................40
               14.20  Representations by Nexus..............................................41
                      14.20.1       Status..................................................41
                      14.20.2       Due Authorization.......................................41
                      14.20.3       Other Agreements........................................41
               14.21  Representations of Neurocrine.........................................41
                      14.21.1       Status..................................................42
                      14.21.2       Due Authorization.......................................42
                      14.21.3       Other Agreements........................................42

ARTICLE XV            MISCELLANEOUS.........................................................42
               15.1   Representation by Counsel.............................................42
               15.2   Binding Effect........................................................42
               15.3   Parties in Interest...................................................43
               15.4   Pronouns: Statutory References........................................43
               15.5   Headings..............................................................43
               15.6   Interpretation........................................................43
               15.7   References to this Agreement..........................................43
               15.8   Governing Law/Jurisdiction/Venue......................................43
               15.9   Arbitration...........................................................43
               15.10  Severability..........................................................43
               15.11  Additional Documents and Acts.........................................44
               15.12  Notices...............................................................44
               15.13  Amendments............................................................44
               15.14  Reliance on Authority of Person Signing Agreement.....................44
               15.15  No Interest in Company Property: Waiver of Action for Partition.......44
               15.16  Multiple Counterparts.................................................44
               15.17  Attorney Fees.........................................................44
               15.18  Time is of the Essence................................................45
               15.19  Remedies Cumulative...................................................45
               15.20  Neurocrine Default....................................................45

                               OPERATING AGREEMENT

                                       FOR

                             SCIENCE PARK CENTER LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY


        This Operating Agreement for SCIENCE PARK CENTER LLC, a California limited liability company (the "Company"), is made effective July 31, 1997, by and among NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Neurocrine"), and NEXUS PROPERTIES, INC., a California corporation ("Nexus"), with reference to the following facts:

                                           RECITALS

        A. Neurocrine and Nexus have formed the Company as a limited liability company under the laws of the State of California. On April 2, 1997, Articles of Organization for the Company were filed with the California Secretary of State (File No. 101997092011), and on April 21, 1997, an amendment to the Articles of Organization were filed with the Secretary of State.

        B. Neurocrine, Nexus and Brandon Crocker ("Crocker") are the only Members of the Company, and Nexus and Neurocrine are the only Managers of the Company.

        C. The Company intends to purchase from Neurocrine certain real property legally described as Lot 30 of Torrey Pines Science Center Unit No. 2, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 12845, filed in the Office of the County Recorder of San Diego County, July 23, 1991 (the "Land") for a purchase price of $3,472,000. The purchase price shall be financed in its entirety by a loan from Neurocrine to the Company. In addition, the Company intends to borrow $368,000 from Neurocrine for the construction of improvements on the Land pursuant to that certain Construction Loan Agreement of even date between the Company and Neurocrine ("Neurocrine Construction Loan Agreement"). The two Neurocrine loans (collectively, the "Neurocrine Loan") will be represented by a promissory note payable by the Company to Neurocrine in the aggregate principal sum of $3,840,000, bearing interest at the rate of 8.25%, which note will be secured by a deed of trust on the Land and improvements.

        D. The Company intends (i) to develop and construct a research and administrative building on the Land to consist of two levels over a single level of subterranean area (the "Building"); and (ii) to develop and construct landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto (the "Improvements"). The Land, Building and Improvements are sometimes collectively referred to herein as the "Premises".

        E. The Company is leasing the Premises to Neurocrine pursuant to that certain lease of even date between the parties (the "Neurocrine Lease"). Pursuant to the Neurocrine Lease, the Company will construct the Building and Improvements with a construction loan (the "Tokai Construction Loan") from Tokai Bank of California ("Tokai Bank") in the approximate amount of *** secured by a first deed of trust on the Premises, the $368,000 borrowed from Neurocrine as part of the Neurocrine Loan secured by a second deed of trust on the Premises, and a capital contribution to the Company by Nexus in the amount of ***. Following completion of construction, the Company contemplates obtaining a permanent loan (the "Permanent Loan") to replace the Tokai Construction Loan, which will be senior to the Neurocrine Loan. Rent under the Neurocrine Lease ("Rent") will be adjusted after completion of construction to an amount equal to *** of the total costs for the acquisition, development and construction of the Premises, increased each year by ***, all as set forth in the Neurocrine Lease.
***.

        F. Neurocrine also has an Option to Purchase the Premises from the Company which is set forth in that certain Option Agreement between the Company and Neurocrine (the "Option Agreement"). Under the Option Agreement, the purchase price for the Premises is ***.

        G. Attached hereto are three (3) schedules (the "Schedules") which show the initial projections of the parties with respect to the above matters.
Schedule 1 is a project budget; Schedule 2 is an estimated cash distribution schedule; and Schedule 3 is the estimated option

* confidential treatment
                                      -2-
purchase price. Although the parties acknowledge that the figures in the Schedules will be different based on ultimate construction costs, interest rates, and Rent amount, the Schedules are attached hereto in order to reflect the intent of the parties in entering into this Agreement.

       H. The parties hereto desire to adopt and approve an operating agreement for the Company.

        NOW, THEREFORE, Neurocrine, Nexus and Crocker (hereinafter sometimes collectively referred to as "Members," and individually as "Member") by this Agreement set forth the operating agreement for the Company under the laws of the State of California upon the terms and subject to the conditions of this Agreement.

                                    ARTICLE I
                                   DEFINITIONS

        When used in this Agreement, the following terms shall have the meanings set forth below:

        1.1 "ACT" shall mean the Beverly-Killea Limited Liability Company Act, California Corporations Code Section 17000 et seq., as the same may be amended from time to time.

        1.2 "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                (i) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member's share of Member Minimum Gain and Company Minimum Gain; and

               (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6).

        1.3 "AFFILIATE" shall mean any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than 10% of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

        1.4 "AGREEMENT" shall mean this Operating Agreement, as originally executed and as amended from time to time.

        1.5 "ARTICLES" shall mean the Articles of Organization for the Company originally filed with the California Secretary of State and as amended from time to time.

        1.6 "BANKRUPTCY" shall mean: (a) the filing of an application by a Member for, or a Member's consent to, the appointment of a trustee, receiver, or custodian of the Member's other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within 90 days; or (e) the failure by a Member generally to pay the Member's debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing by a Member of such Member's inability to pay the Member's debts as they become due.

        1.7 "BOOK GAIN" shall mean the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

        1.8 "BOOK LOSS" shall mean the excess, if any, of the adjusted basis of the Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

        1.9 "BOOK VALUE" shall mean the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depreciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

        1.10 "BUILDING" shall have the meaning given the term in Recital D of this Agreement.

        1.11 "BUILT-IN GAIN (OR LOSS)" shall mean the amount, if any, by which the agreed value of contributed Property exceeds (or is lesser than) the adjusted basis of Property contributed to the Company by a Member immediately after its contribution by the Member to the capital of the Company.

        1.12 "CAPITAL CONTRIBUTION" shall mean the total value of cash and fair market value of property, including promissory notes or other obligation to contribute cash or property, contributed to the Company by Members.

        1.13 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

        1.14   "COMPANY" shall mean Science Park Center LLC.

        1.15 "COMPANY MINIMUM GAIN" shall meaning "partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(d).

        1.16 "CORPORATIONS CODE" shall mean the California Corporations Code, as amended from time to time, and the provisions of succeeding law.

        1.17 "DEVELOPMENT SERVICES FEE" shall have the meaning given the term in Section 8.3 hereof.

        1.18 "DISSOLUTION EVENT" shall mean with respect to any Member one or more of the following: the death, insanity, withdrawal, resignation, retirement, expulsion, Bankruptcy, dissolution or occurrence of any other event which terminates the continued membership of the Member unless other Members holding at least two-thirds of the other Membership Interests consent to continue the business of the Company pursuant to Section 12.1.

        1.19 "DISTRIBUTABLE CASH" shall mean the amount of cash which the Managers deem available for distribution to the Members pursuant to Article VII, taking into account all Company debts, liabilities, and obligations of the Company then due and amounts which the Managers deem necessary to place into reserves for customary and usual claims with respect to the Company's business. Notwithstanding the foregoing, no cash shall be deemed Distributable Cash unless payments on all notes secured by deeds of trust encumbering the Premises are current; provided, however, that distributions to Nexus pursuant to Section 7.2 shall be made before payments are made on the Neurocrine Loan.

        1.20 "ECONOMIC INTEREST" shall mean a Member's or Economic Interest Owner's share of one or more of the Company's Net Income, Net Loss, and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management, or, except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs of Company.

        1.21 "ECONOMIC INTEREST OWNER" shall mean the owner of an Economic Interest who is not a Member. Crocker shall automatically become an Economic Interest Owner, and shall no longer be a Member, upon the retirement of the Tokai Construction Loan, without any further act or consent required of Crocker, the Managers, or the Members.

        1.22 "FISCAL YEAR" shall mean the Company's fiscal year, which shall be the calendar year.

        1.23 "IMPROVEMENTS" shall have the meaning given the term in Recital D of this Agreement.

        1.24 "LAND" shall have the meaning given the term in Recital C of this Agreement.

        1.25 "MANAGERS" shall mean Nexus and Neurocrine, and the singular "Manager" shall mean either of them or any other Person that succeeds either of them in that capacity. If at any time only one manager is appointed, the plural "Managers" shall include the singular "Manager."

        1.26 "MEMBER" shall mean Neurocrine, Nexus and Crocker, and each other Person who is later admitted to the Company as a Member in accordance with this Agreement, or is an assignee who has become a Member in accordance with Article IX, so long as Neurocrine, Nexus, Crocker, or any such Person has not resigned, withdrawn, retired, been expelled or, if other than an individual, dissolved. Crocker shall automatically become an Economic Interest Owner, and shall no longer be a Member, upon the retirement of the Tokai Construction Loan, without any further act or consent required of Crocker, the Managers, or the Members.

        1.27 "MEMBERSHIP INTEREST" shall mean a Member's entire interest in the Company, including the Member's Economic Interest, the right to vote on or participate in the management of the Company, and the right to receive information concerning the business and affairs of the Company.

        1.28 "MEMBER MINIMUM GAIN" shall mean "partner nonrecourse debt minimum gain" as determined under Treasury Regulations Section 1.704-2(i)(3).

        1.29 "MEMBER NONRECOURSE DEBT" shall mean "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

        1.30 "MEMBER NONRECOURSE DEDUCTIONS" shall mean of "partner nonrecourse deductions," and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

        1.31 "NET INCOME" or "NET LOSS" shall mean, respectively, for each taxable year of the Company the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Company as determined for federal income tax purposes in accordance with Section 703(a) of the Code (including all items of income, gain, loss, or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

                (i) The amount determined above shall be increased by any income exempt from federal income tax;

                (ii) The amount determined above shall be reduced by any expenditures described in Section 705(a)(2)(B) of the Code or expenditures treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i);

                (iii) Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Member and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and

                (iv) For purposes of this Agreement, Book Gain and Book Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

        1.32 "NEUROCRINE CONSTRUCTION LOAN AGREEMENT" shall have the meaning given the term in Recital C of this Agreement.

        1.33 "NEUROCRINE LEASE" shall have the meaning given the term in Recital E of this Agreement.

        1.34 "NEUROCRINE LOAN" shall have the meaning given the term in Recital C of this Agreement.

        1.35 "NONRECOURSE DEBT" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

        1.36 "NONRECOURSE DEDUCTIONS" shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

        1.37 "OPTION AGREEMENT" shall have the meaning given the term in Recital F of this Agreement.

        1.38 "PERCENTAGE INTEREST" shall mean the following percentages of the Members, which percentages shall not be adjusted as relative proportions of the Capital Accounts of the Members are adjusted from time to time, but shall be adjusted with the consent of Members holding at least two-thirds of the Membership Interests: Nexus ***; Neurocrine ***; and Crocker ***.

        1.39 "PERMANENT LOAN" shall have the meaning given the term in Recital E of this Agreement.

        1.40 "PERSON" shall mean an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

        1.41 "PREFERRED RETURN" shall mean a *** compounded annually in arrears on *** beginning on the Term Commencement Date of the Neurocrine Lease; provided, however, that the *** amount shall be reduced by and at the time of any distribution made pursuant to Section 7.1(iv), or by and at the time Nexus receives such amount from other sources.

        1.42 "PREFERRED CAPITAL RETURN" shall mean a percentage per annum return *** on Nexus' Unreturned Capital Contribution equal to what Tokai Bank would charge for an unsecured loan of ***.

        1.43 "PREMISES" shall have the meaning given the term in Recital D of this Agreement and the Neurocrine Lease.

        1.44 "PRIME RATE" shall mean the reference rate announced from time-to-time by the bank at which the Company's bank accounts are maintained, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.


        1.45 "PROPERTY" shall refer to any and all of such real and tangible or intangible personal property or properties as may be acquired by the Company, including the Premises.

        1.46 "REGULATIONS" shall mean, unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

        1.47 "REGULATORY ALLOCATIONS" shall mean the allocations set forth in Sections 6.3.1 through 6.3.7.

        1.48 "RENT" shall have the meaning given the term in the Neurocrine Lease and Recital E of this Agreement.

        1.49 "SCHEDULES" shall mean the schedules described in Recital G and attached to this Agreement.

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                                      -8-

        1.50 "SUBSTITUTED MEMBER" shall mean any person admitted as a Substituted Member pursuant to this Agreement.

        1.51 "TAX MATTERS PARTNER" shall be Neurocrine or its successor as designated pursuant to Section 11.7.

        1.52 "TOKAI CONSTRUCTION LOAN" shall have the meaning given the term in Recital E of this Agreement.

        1.53 "UNRETURNED CAPITAL CONTRIBUTION" shall mean the *** initial Capital Contribution of Nexus, reduced by all distributions to Nexus under Sections 7.1(ii) and 7.2(ii) of this Agreement.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

        2.1 FORMATION. The Members have formed a California limited liability company under the Act and other applicable laws of the State of California by filing the Articles with the California Secretary of State on April 2, 1997 and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

        2.2 NAME. The name of the Company shall be Science Park Center LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable. The Managers shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managers consider appropriate or advisable.

        2.3 TERM. The term of this Agreement shall expire on December 31, 2022, unless extended or sooner terminated as hereinafter provided. However, in the event the Company is unable on or before October 1, 1997 to secure (i) the Tokai Construction Loan or another construction loan in an amount and on terms satisfactory to Neurocrine, or (ii) grading, foundation or other permits necessary for the commencement of construction of the Building and Improvements, the Company shall, at the election of Neurocrine, immediately be dissolved and terminated. Notwithstanding the provisions of Sections 7.1, 7.2 and 12.5.1 of this Agreement to the contrary, if the Company is dissolved and terminated pursuant to the immediately preceding sentence, or if the Neurocrine Lease is terminated pursuant to Section 4.2 thereof, then (i) the Property shall be distributed in kind to Neurocrine subject to any deeds of trust encumbering the Property, (ii) Nexus shall be paid an amount equal to its initial Capital Contribution of *** (if and to the extent made), plus an amount equal to its

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                                      -9-

Preferred Capital Return, from Distributable Cash, (iii) if the amount of Distributable Cash is insufficient to pay the amount due to Nexus pursuant to clause (ii) above, Neurocrine shall pay the deficiency, (iv) if the amount of Distributable Cash exceeds the amount payable to Nexus pursuant to clause (ii) above, Neurocrine shall be entitled to such excess, and (v) the provisions of
Section 12.4 hereof will not apply. In the event of such dissolution, Nexus shall not be entitled to (i) any amounts that otherwise would be due to it pursuant to Sections 5.9 and 8.3 of this Agreement, (ii) the Preferred Return, or (iii) the *** described in subsection 7.1(iv).

        2.4 OFFICE AND AGENT. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The initial principal office of the Company shall be 3250 La Jolla Village Drive, Suite 930, San Diego, California 92122, and shall otherwise be as the Managers may determine. The registered agent shall be as stated in the Articles or as otherwise determined by the Managers.

        2.5 PURPOSE OF COMPANY. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the unanimous consent of the Managers, the Company shall not engage in any business other than the business of developing, financing, improving, leasing, and selling the Premises, and such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate to further the foregoing business.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

        3.1 "CAPITAL ACCOUNT" with respect to any Member (or such Member's assignee) shall mean such Member's initial Capital Contribution adjusted as follows:

               3.1.1 A Member's Capital Account shall be increased by:

                       (i)    Such Member's share of Net Income;

                       (ii) Any income or gain specially allocated to a Member and not included in Net Income or Net Loss;

                       (iii) Any additional cash Capital Contribution made by such Member to the Company; and

                        (iv) The fair market value of any additional Capital Contribution consisting of property contributed by such Member to the capital of the Company reduced by any liabilities assumed by the Company in connection with such contribution or to which the property is subject.

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                                      -10-

               3.1.2   A Member's Capital Account shall be reduced by:

                       (i)    Such Member's share of Net Loss;

                       (ii) Any deduction specially allocated to a Member and not included in Net Income or Net Loss;

                       (iii) Any cash distribution to such Member; and

                       (iv) The fair market value, as agreed to by Members holding at least two-thirds of the Membership Interests, of any Property (reduced by any liabilities assumed by the Member in connection with the distribution or to which the distributed Property is subject) distributed to such Member; provided that, upon liquidation and winding up of the Company, unsold Property will be valued for distribution at its fair market value and the Capital Account of each Member before such distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Company then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the Property.

        Property other than money may not be contributed to the Company except as specifically provided in this Agreement. Property of the Company may not be revalued for purposes of calculating Capital Accounts unless all of the following occur:

                (i) The Members, pursuant to the consent of Members holding at least two-thirds of the Membership Interests, agree on the fair market value of the Property; provided, however for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property;

                (ii) Capital Accounts are adjusted to reflect the contribution or revaluation (including, without limitation, the valuation of such Property and the selection of book depreciation methods); and

                (iii) The Members, pursuant to the consent of Members holding at least two-thirds of the Membership Interests, agree on the allocation among the Members of items of income, gain, depreciation, amortization and loss relating to such Property for federal income tax purposes.

               The Capital Account of a Substituted Member or an Economic Interest Owner shall include the Capital Account of his transferor. Notwithstanding anything to the contrary in this Agreement, Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b), and allocations of items of income and loss of the Company shall be adjusted as necessary consistent with the foregoing to cause the Capital Accounts of the members to be sufficient to permit the distributions required under Sections 2.3, 7.1, 7.2 and 12.5. References in this Agreement to the Treasury Regulations shall include corresponding subsequent provisions.

        3.2 INITIAL CAPITAL CONTRIBUTION. Nexus shall contribute an initial Capital Contribution consisting of cash in the amount of *** concurrently with the initial funding of the Tokai Construction Loan; Neurocrine shall not be required to make an initial Capital Contribution.

        3.3 ADDITIONAL CAPITAL CONTRIBUTIONS. Additional Capital Contributions may be made by Neurocrine; provided, however, that Neurocrine shall have no obligation to make any additional Capital Contributions. Neurocrine may make Capital Contributions for any reason, including, but not limited to, any remaining distribution to Nexus required pursuant to Section 7.1 or 7.2 or to repay any indebtedness of the Company.

        3.4 MEMBER LOANS. Neurocrine or an Affiliate may make a loan to the Company to the extent required to pay the Company's operating expenses, including debt service. Except for the Neurocrine Loan, any such loan shall bear interest at the Prime Rate plus 2% and provide for the payment of principal and any accrued but unpaid interest in accordance with the terms of the promissory note evidencing such loan approved by Neurocrine, but in no event later than upon dissolution of the Company. Except with the consent of Members holding at least two-thirds of the Membership Interests, or as may be expressly provided in this Agreement, no Member or any Affiliate may make any loan to the Company. Except for the Neurocrine Loan, amounts due on loans made pursuant to this Section shall be repaid from Distributable Cash or proceeds from the sale or exchange of the Premises before any further distributions are made pursuant to Sections 7.1 or 7.2. A Member shall have the right to exercise remedies with respect to any loans made by such Member to the Company (including, without limitation, the Neurocrine Loan) without being in violation of any duty it may have by reason of its status as a Member of the Company.

        3.5 NEUROCRINE LOAN. Pursuant to a Purchase and Sale Agreement between the Company and Neurocrine, Neurocrine will sell the Land to the Company for a purchase price of $3,472,000. The purchase price shall be financed in its entirety by a loan from Neurocrine to the Company. In addition, pursuant to the Neurocrine Construction Loan Agreement, Neurocrine will loan to the Company $368,000, or such greater or lesser amount as may be required to pay all costs of construction of the Building and Improvements in excess of the ***
Tokai Bank loan and the *** Capital Contribution of Nexus. The purchase price and the loan (defined above as the "Neurocrine Loan") will be represented by a promissory note payable by the Company to Neurocrine in the aggregate principal sum of $3,840,000 (or such greater or lesser amount as may have been advanced by Neurocrine to the Company pursuant to this Section 3.5), which note will be secured by a deed of trust on the Premises. The Neurocrine Loan will bear interest at 8.25% per annum with interest and

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                                      -12-
principal amortized over a ten-year period commencing on the Term Commencement Date as defined in the Neurocrine Lease.

        3.6 NO INTEREST. No Member shall be entitled to receive any interest on the Member's Capital Contributions except as set forth herein.

        3.7 COMPLETION AND LOAN GUARANTEES. To the extent required by Tokai Bank (or such other construction lender approved by the Managers), Neurocrine will execute a guarantee of the completion of the Building and Improvements in a form reasonably acceptable to the lender and Neurocrine, and Nexus will provide any personal guarantees which the lender may require. A Member's guaranty of an obligation shall not result in the adjustment of such Member's Capital Account.

                                   ARTICLE IV
                                     MEMBERS

        4.1 LIMITED LIABILITY. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

        4.2 ADMISSION OF ADDITIONAL MEMBERS. Additional Members may be admitted to the Company only with the consent of Members holding at least two-thirds of the Membership Interests. Any additional Members shall obtain Membership Interests and will participate in the management, Net Income, Net Loss, and distributions of the Company on such terms as are determined by the consent of Members holding at least two-thirds of the Membership Interests. Notwithstanding the foregoing, Substituted Members may only be admitted in accordance with
Article IX. Additionally, notwithstanding the foregoing, at any time after the Tokai Construction Loan is retired, Nexus and Crocker may assign their Membership Interests (but not the duties of Nexus as Manager) to a limited liability company of which Nexus is manager and Michael J. Reidy and R. Darrell Gary are majority members; provided that such assignment does not trigger any adverse income tax consequences for the Company or its Members or cause an acceleration on any loan for which the Company is obligated; provided, further, that such assignee shall only become a Member upon the unanimous consent of the other Members. In the event Michael Reidy and Darrell Gary cease to be majority owners of such assignee, the assignee shall become an Economic Interest Owner and shall no longer be a Member.

        4.3 WITHDRAWAL, RESIGNATION OR RETIREMENT. No Member may withdraw, resign or retire from the Company except in the event of death. Upon the occurrence of any event that would cause a person to cease to be a Member under the Act, including a Dissolution Event when the business of the Company is continued in accordance with Section 10.1 by the remaining Members, the disassociated Member shall become an Economic Interest Owner in accordance with
Section 10.2.

        4.4 TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement, a Member (or an Affiliate of a Member) may lend money to and transact other business with the Company. Subject to other applicable law, such Member (or an Affiliate of a Member) has the same rights and obligations with respect thereto as a Person who is not a Member.

        4.5 REMUNERATION TO MEMBERS. Except as otherwise authorized pursuant to this Agreement, no Member is entitled to remuneration for acting in the Company business, subject to the entitlement of Members winding up the affairs of the Company to reasonable compensation pursuant to Section 12.3.

        4.6 MEMBERS ARE NOT AGENTS. Pursuant to Section 5.1 and the Articles, the management of the Company is vested in the Managers. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

        4.7 VOTING RIGHTS. Except as expressly provided in this Agreement or the Articles, Members shall have no voting, approval or consent rights. Unless otherwise specifically provided, in all matters in which a vote, approval or consent of the Members is required, the vote, consent or approval of Members holding at least two-thirds of the Membership Interests shall be required to authorize or approve such act.

        4.8    MEETINGS OF MEMBERS.

                4.8.1 DATE, TIME AND PLACE OF MEETINGS OF MEMBERS; SECRETARY. Meetings of Members may be held at such date, time and place within or without the State of California as the Members may fix from time to time. No annual or regular meetings of Members is required. At any Members' meeting, the Managers shall appoint a person to preside at the meeting and a person to act as secretary of the meeting.

                4.8.2 POWER TO CALL MEETINGS. Unless otherwise prescribed by the Act or by the Articles, meetings of the Members may be called by the Managers, or upon written demand of any Member for the purpose of addressing any matters on which the Members may vote.

                4.8.3 NOTICE OF MEETING. The Managers shall give written notice of a meeting of Members to each Member not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting. If the meeting is called upon written demand of Members entitled to call a meeting pursuant to Section 4.8.2, the Managers shall give written notice of the meeting at a time requested by the person calling the meeting, not less than 10 days nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the Members entitled to call the meeting may give the notice.


                4.8.4 MANNER OF GIVING NOTICE. Notice of any meeting of Members shall be given either personally or by first-class mail or other written communication (including facsimile transmission), charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to that Member by first-class mail or other written communication to the Company's principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication (including facsimile transmission).

                4.8.5 VALIDITY OF ACTION. Any action approved at a meeting, other than by unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting.

                4.8.6 QUORUM. The presence in person or by proxy of all Members shall constitute a quorum at a meeting of Members. The Members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the loss of a quorum, if any action taken after loss of a quorum (other than adjournment) is approved by all of the Members.

                4.8.7 ADJOURNED MEETING; NOTICE. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of all of the Membership Interests represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 4.8.6. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

               4.8.8 WAIVER OF NOTICE OR CONSENT. The actions taken at any meeting of Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice.

                4.8.9 ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken is signed and delivered to the Managers by all of the Members. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Managers before written consents of the number of votes required to authorize the proposed action have been filed.


                4.8.10 TELEPHONIC PARTICIPATION BY MEMBER AT MEETINGS. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.


               4.8.11 RECORD DATE. In order that the Company may determine the Members of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any distribution or to exercise any rights in respect of any other lawful action, the Managers (or, if they fail to do so, any Member) may fix, in advance, a record date that is not more than 60 days nor less than 10 days prior to the date of the meeting and not more than 60 days prior to any other action. If no record date is fixed:

                         (i)   The record date for determining Members entitled
to notice of or to vote at a meeting of Members shall be at the close of business on the business day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held.

                        (ii) The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given.

                       (iii) The record date for determining Members for any other purpose shall be at the close of business on the day on which the Managers adopt the resolution relating thereto, or the 60th day prior to the date of the other action, whichever is later.

                        (iv) The determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Managers or the Members who called the meeting fix a new record date for the adjourned meeting, but the Managers or the Members who called the meeting shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

               4.8.12 PROXIES. Every Member entitled to vote for the election of Managers or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Managers. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney in fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the Member or the Member's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Company stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be irrevocable as set forth therein, and the provisions of Corporations Code Sections 705(e) and 705(f) shall not apply thereto.

                                    ARTICLE V
                      MANAGEMENT AND CONTROL OF THE COMPANY

     5.1 MANAGEMENT OF THE COMPANY BY MANAGERS.

               5.1.1 MANAGEMENT BY MANAGERS. The business, property and affairs of the Company shall be managed by the Managers. Except for situations in which the approval of the Members is expressly required by this Agreement, the Managers shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. Unless otherwise specifically provided, in all matters in which a vote, approval, consent or act of the Managers is allowed or required, the vote, approval, consent or act of all of the Managers shall be required to authorize or approve such act.

               5.1.2 AGENCY AUTHORITY OF MANAGERS. Subject to Section 5.3.2, either Manager is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts, and other instruments obligating the Company to pay money may be signed by either Manager, and either Manager is authorized to sign contracts and obligations on behalf of the Company.

        5.2    ELECTION OF MANAGERS.

               5.2.1 NUMBER, TERM AND QUALIFICATIONS. The Company shall initially have two Managers. The number of Managers of the Company may be changed from time to time with the consent of Members holding at least two-thirds of the Membership Interests, provided that in no instance shall there be less than one Manager. Unless a Manager resigns or is removed, the Manager shall hold office until a successor shall have been elected and qualified. Managers shall be elected by the affirmative vote or written consent of Members holding at least two-thirds of the Membership Interests; provided, however, that Neurocrine acting alone may elect a Manager to replace Nexus at any time after Nexus has received the entire distributions required pursuant to Section 7.1(i) through (iv), and payments required by Sections 5.9 and 8.3, of this Agreement, and Nexus and its Affiliates have been released from any personal liability by all lenders who have made loans secured by the Premises. A Manager need not be a Member or an individual.

               5.2.2 RESIGNATION. A Manager may resign at any time by giving written notice to the Members without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of a Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member, and specifically shall not affect the right of Nexus to receive distributions under Sections 7.1(i) through (iv), and payments required by Sections 5.9 and 8.3, of this Agreement.

               5.2.3 REMOVAL. A Manager may be removed at any time, with or without cause, by the affirmative vote or written consent of Members holding two-thirds of the Membership Interests; provided, however, that Neurocrine acting alone may remove Nexus as Manager at any time (i) after Nexus has received the entire distributions required pursuant to Sections 7.1(i) through
(iv), and payments required by Sections 5.9 and 8.3, of this Agreement, and Nexus and its Affiliates have been released from any personal liability by all lenders who have made loans secured by the Premises, (ii) in the event Nexus files for Bankruptcy, or (iii) in the event of Nexus' fraud, willful misconduct or gross negligence. Any removal shall be without prejudice to the rights, if any, of Nexus or an Affiliate of Nexus (i) under any brokerage agreement, construction management agreement, property management agreement, or other contract between the Company and Nexus or an Affiliate of Nexus, or (ii) to collect payments under Sections 5.9. Furthermore, the removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member, and specifically shall not affect the right of Nexus to receive distributions under Sections 7.1(i) through (iv) of this Agreement.

               5.2.4 VACANCIES. Except as provided above, any vacancy occurring for any reason in position of Manager may be filled by the affirmative vote or written consent of Members holding at least two-thirds of the Membership Interests.

        5.3    POWERS OF MANAGERS.

               5.3.1   POWERS OF MANAGERS.  Without limiting the generality of
Section 5.1, but subject to the limitations of Section 5.3.2 and to the express limitations set forth elsewhere in this Agreement, the Managers shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers described in Corporations Code Section 17003.

               5.3.2 LIMITATIONS ON POWER OF MANAGERS. The Managers shall not have authority to cause the Company to engage in any of the following transactions without first obtaining the affirmative vote or written consent of Members holding at least two-thirds of the Membership Interests:


                       (i) The sale, exchange, leasing or other disposition of all or substantially all of the Company's assets, except for the development, financing, and construction of the Premises, and except for the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution.

                       (ii) The joint venture of the Company with another entity for any purpose.

                       (iii) The merger of the Company with another entity; provided, in no event shall a Member be required to become a general partner in a merger with a partnership without such Member's express written consent or unless the agreement of merger provides each Member with the dissenter's rights described in the Act.

                       (iv)   The establishment of different classes of Members.

                       (v) An alteration of the primary purpose of the Company as set forth in Section 2.5.

                       (vi) Any act which would make it impossible to carry on the ordinary business of the Company.

                       (vii)  The confession of a judgment against the Company.

                       (viii) Any other transaction described in this Agreement as requiring the vote, consent, or approval of the Members.

                       (ix) Enter into contracts with the Company that would bind the Company after the expulsion, Bankruptcy, or other cessation to exist of the Manager, or to continue the business of the Company after the occurrence of such event.

                       (x) Use or permit any other person to use Company funds or assets in any manner except for the exclusive benefit of the Company.

                       (xi) Receive from the Company a rebate or give-up or participate in any reciprocal business arrangements which would enable it or any Affiliate to do so.

                       (xii) Borrowing or lending of any sum of money by the Company, the extension of credit or becoming a surety, guarantor, endorser or accommodation maker except as set forth in Article III.

                       (xiii) Admit another person as a Manager.

                       (xiv) Reinvest Distributable Cash in any additional properties.

                       (xv) Approval of any proposed settlement with the Internal Revenue Service or other taxing authority regarding any Company matter.

                       (xvi) The approval of any loan documents, including all construction loans and any loan documents which pledge any portion of the Premises as security.

                       (xvii) The commencement, settlement, assignment, transfer, compromise, release or other action (including selection of counsel for the Company) with respect to any claim of the Company or any legal, judicial, arbitral or administrative proceeding with respect to any non-budget claim; provided, however, that Neurocrine and Nexus, acting alone, shall have the right to enforce the obligations of the other party under this Agreement.

                       (xviii) Selecting or varying accounting methods, filing of federal or state income tax returns or other income tax filings and making other decisions with respect to treatment of items for accounting, financial reporting, or federal or state income tax purposes, or other matters in connection therewith.

                       (xvix) Determining whether or not distributions should be made to the Members.

                       (xx)   Amendment of this Agreement.

                       (xxi) Dissolution of the Company.

                       (xxii) Any transaction with a Member, Manager or an Affiliate.

                       (xxiii) Approval of agreements relating to the design and/or construction of the Building and Improvements, including, without limitation, the budget for construction of the Building and Improvements, the owner-contractor agreement, the owner-architect agreement, and any change orders.

                       (xxiv) Matters relating to any lease affecting the Premises.

        5.4    OBLIGATIONS OF THE MANAGERS.  The Managers shall:

               5.4.1 Exercise its management powers in order to carry out the purposes of the Company;

               5.4.2   Implement the transactions approved by the Members;

               5.4.3 Have a fiduciary responsibility to the Members in the same manner as a general partner would have to limited partners in a limited partnership and for the safekeeping and use of all the funds and assets of the Company, whether or not in its immediate possession or control;

               5.4.4 Keep all bank and other accounts and records in the name of the Company;

               5.4.5 Devote such of its time and business efforts to the business of the Company as it shall in its discretion, exercised in good faith, determine to be necessary to conduct the business of the Company for the benefit of the Company and the Members;

               5.4.6 Cause the Company to be protected by public liability, property damage and other insurance determined by the Managers in their discretion to be appropriate to the business of the Company;

               5.4.7 At all times use its best efforts to meet applicable requirements for the Company to be taxed as a partnership and not as an association taxable as a corporation;

               5.4.8   Manage, operate and generally maintain the Company;

               5.4.9 Be responsible for and have authority to conduct the day to day operations of the Company; and

               5.4.10 Obtain insurance to the same extent and in the same amount as is required by any law, rule, or regulation of the State of California that would be applicable to the Company were it a corporation organized and existing or duly qualified for the transaction of intrastate business under the General Corporation Law.

        5.5 MEMBERS HAVE NO MANAGERIAL AUTHORITY. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Manager, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.


        5.6 PERFORMANCE OF DUTIES; LIABILITY OF MANAGERS. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by the Manager. The Managers shall perform their managerial duties in good faith, in a manner it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No Manager shall have any liability by reason of being or having been a Manager of the Company. In performing their duties, each Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of any attorney, independent accountant, or other licensed person as to matters which the Manager reasonably believes to be within such person's professional or expert competence, unless the Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted, and provided that the Manager acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances.

        5.7 DEVOTION OF TIME. No Manager is obligated to devote all of its time or business efforts to the affairs of the Company. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company.

        5.8 COMPETING ACTIVITIES. Any Manager and its officers, directors, shareholders, agents, employees and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. No Manager shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. A Manager shall have the right to hold any investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to Persons other than the Company. The Members acknowledge that the Managers and their Affiliates own and/or manage other businesses, including businesses that may compete with the Company and for the Manager's time. The Members hereby waive any and all rights and claims which they may otherwise have against the Managers and their officers, directors, shareholders, agents, employees, and Affiliates as a result of any of such activities.

        5.9 TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGERS. A Manager or an Affiliate of the Manager may engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company so long as the terms and conditions of such transaction are approved by all of the Members. The Members agree that Nexus or an Affiliate of Nexus shall provide development services and receive compensation equal to *** from the Tokai Construction
Loan (the "general administration" or "g&a" line item on the pro forma which serves as the basis for any construction loan and which shall be paid out of the Tokai Construction Loan amortized over the estimated construction period).

        5.10 ACTS OF MANAGERS AS CONCLUSIVE EVIDENCE OF AUTHORITY. Any note, mortgage, evidence of indebtedness, lease, contract, certificate, statement, conveyance, or other instrument or document in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by either Manager acting alone, is not invalidated as to the Company by any lack of authority of the Manager in the absence of actual knowledge on the part of the other person that the Manager had no authority to execute the same.

        5.11 LIMITED LIABILITY. No Manager shall be personally liable under a ny judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager.

        5.12 RESOLUTION OF DISPUTES. In the event of a disagreement between the Managers on a matter requiring the approval or consent of both Managers, the dispute shall be submitted to binding arbitration in accordance with Section
15.9 hereof. In resolving any dispute, the arbitrator shall apply the standard of what an institutional owner of real property acting in a commercially reasonable manner would do under similar circumstances.


                                   ARTICLE VI
                     ALLOCATIONS OF NET INCOME AND NET LOSS


        6.1 ALLOCATION OF NET INCOME AND NET LOSS FROM OPERATIONS. For each fiscal year, (i) Net Income from operations of the Company shall be allocated to
***.

* confidential treatment

        6.2 ALLOCATION OF NET INCOME AND NET LOSS FROM SALE OR EXCHANGE. For each fiscal year, the Net Income and Net Loss from sale or exchange of the Premises shall be allocated as follows:

               6.2.1   NET INCOME ALLOCATIONS.***

                       (i)***

                       (ii)***

                       (iii)***

                       (iv)***

               6.2.2   NET LOSS ALLOCATIONS.***

        6.3    SPECIAL ALLOCATIONS.

               6.3.1 QUALIFIED INCOME OFFSET. Except as provided in Section 6.3.3, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii) (d)(6),
items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

* confidential treatment

               6.3.2 GROSS INCOME ALLOCATION. Net Loss shall not be allocated to any Member to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

               6.3.3 COMPANY MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 6, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 6.3.3 is intended to comply with the Company Minimum Gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provisions shall not apply to the extent the Member's share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations
Section 1.752-2 for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse Debt, and the Member's share of the net decrease in Company Minimum Gain results from the repayment.

               6.3.4 MEMBER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 6, except Section 6.3.3, if there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the Member Minimum Gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

               6.3.5 NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other period shall be allocated 100% to Neurocrine.

               6.3.6 MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse

Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

               6.3.7 CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

               6.3.8 CURATIVE ALLOCATIONS. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.


        6.4 CONTRIBUTED PROPERTY. Notwithstanding any other provision of this Section 6 to the contrary, the Members shall cause depreciation and cost recovery deductions and gain or loss attributable to Property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE VII
                                  DISTRIBUTIONS

        7.1 DISTRIBUTION OF DISTRIBUTABLE CASH FROM SALE OR EXCHANGE OF THE PREMISES.***

* confidential treatment

                                      ***

* confidential treatment

        7.3 PERSONS TO RECEIVE DISTRIBUTIONS. All distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor the Members shall incur any liability for making distributions in accordance with this Section 7.3.


        7.4 FORM OF DISTRIBUTION. A Member or Economic Interest Owner has no right to demand and receive any distribution from the Company in any form other than money. No Member or Economic Interest Owner may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members. Except upon a dissolution and the winding up of the Company, no Member or Economic Interest Owner may be compelled to accept a distribution of any asset in kind.

        7.5    RESTRICTION ON DISTRIBUTIONS.

               7.5.1 INSUFFICIENT ASSETS. No distribution shall be made if, after giving effect to the distribution, (i) the Company would not be able to pay its debts as they become due in the usual course of business, or (ii) the Company's total assets would be less than the sum of its total liabilities.

               7.5.2 BASIS OF DETERMINATION. The Members may base a determination that a distribution is not prohibited on any of the following: (i) financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances; (ii) a fair valuation; or
(iii) any other method that is reasonable in the circumstances. Except as provided in Section 17254(e) of the Corporations Code, the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days after the date of authorization.

        7.6 RETURN OF DISTRIBUTIONS. Except for distributions made in violation of the Act or this Agreement, no Member or Economic Interest Owner shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Economic Interest Owner or paid by a Member or Economic Interest Owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest Owner.

        7.7 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes. Further, the Members agree to treat the Company as the owner of the Premises for income tax purposes and agree not to take any position that is inconsistent with such treatment for income tax purposes.

                                  ARTICLE VIII

              COMPENSATION TO THE MANGERS, MEMBERS AND AFFILIATES

      8.1 COMPENSATION OF MEMBERS. The Members, the Managers and their Affiliates shall receive compensation from the Company for services rendered or to be rendered only as specified in this Agreement.

      8.2 COMPANY EXPENSES.

               8.2.1 OPERATING EXPENSES. Subject to the limitations set forth in Section 8.2.2, the Company shall pay directly, or reimburse the Members as the case may be, for all of the costs and expenses of the Company's operations.

               8.2.2 OVERHEAD OF MANAGERS. No Manager, Member nor any Affiliate shall be reimbursed for overhead expenses incurred in connection with the business of the Company.

        8.3 PAYMENTS TO NEXUS. Nexus shall receive a Development Services Fee of *** per year or *** per month beginning the first day of the month following the later of the Lease Commencement Date or the date upon which Tokai Bank is willing to fund the Permanent Loan and terminating at the earlier of (i) the time, if at all, that Neurocrine purchases Nexus' membership interest pursuant to Section 9.5, or purchases the Premises pursuant to the Option Agreement, or
(ii) the sale, exchange or transfer of the Project. Notwithstanding the above, the *** amount shall be reduced to *** in the event Nexus has received the Preferred Return and a cumulative amount of *** (excluding distributions allocable to the Preferred Capital Return and the Unreturned Capital Contribution) and Nexus and its Affiliates have been released from any personal liability by all lenders who have made loans secured by the Premises. The *** annual amount shall be increased on each anniversary date of the first payment by *** over the amount of the fee for the prior year. The *** increase described in the immediately preceding sentence shall not apply to the Development Service Fee if and when the fee is reduced to ***. If due to the acts of Neurocrine, any payment required hereunder is not paid within 10 days of the date due, it shall thereafter bear interest at the rate of 8.5% until paid.


                                   ARTICLE IX
                      TRANSFER AND ASSIGNMENT OF INTERESTS

           9.1 TRANSFER AND ASSIGNMENT OF INTERESTS. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of such Member's Membership Interest without the prior written consent of the other Members, which


* confidential treatment
consent may be given, withheld, conditioned or delayed as the other Members may determine in their sole discretion; provided, however, that Neurocrine may transfer its Membership Interest to any entity by which it is acquired, or into which it is merged or consolidated, or to which it has sold all or substantially all of its assets. Transfers in violation of this Article X shall only be effective to the extent set forth in Section 9.4. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

        9.2 FURTHER RESTRICTIONS ON TRANSFER OF INTERESTS. In addition to other restrictions found in this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of such Member's Membership Interest (i) without compliance with Section 14.10, (ii) if the Membership Interest to be transferred, assigned, sold or exchanged, when added to the total of all other Membership Interests sold or exchanged in the preceding 12 consecutive months prior thereto, would cause the termination of the Company under the Code, or (iii) if the Membership Interest to be transferred, assigned, sold or exchanged, when added to the total of all other Membership Interests sold or exchanged prior thereto, would cause a reassessment of the Premises as a "change of ownership" under the California Revenue and Taxation Code. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

        9.3 SUBSTITUTION OF MEMBERS. A transferee of a Membership Interest shall have the right to become a Substituted Member only if (i) the requirements of Sections 9.1 and 9.2, and the requirements of applicable securities and tax laws are met, (ii) such Person executes an instrument satisfactory to the Managers accepting and adopting the terms and provisions of this Agreement, (iii) such Person pays any reasonable expenses in connection with admission as a new Member, and (iv) the written consent of Members holding at least two-thirds of the other Membership Interests is obtained to admit the Economic Interest Owner as a Substituted Member; provided, however, that any permitted transferee of Neurocrine described in the proviso to the first sentence of Section 9.1 shall automatically be admitted as a Substituted Member upon completion of such transfer and compliance with clauses (i) through (iii) of this sentence. The granting or withholding of such consent shall be within the sole and absolute discretion of the other Members. The admission of a Substituted Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

        9.4 NO EFFECT TO TRANSFERS IN VIOLATION OF AGREEMENT. Upon any transfer of a Membership Interest in violation of this Article IX, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Economic Interest Owner and thereafter shall only receive the share of one or more of the Company's Net Income, Net Losses and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if a transfer in violation of this Article IX would cause the termination of the Company under the Code, or a reassessment of the Premises under the California Revenue and Taxation Code, the transfer shall be null and void and the purported transferee shall not become either a Member or an Economic Interest Owner.

        9.5 TRANSFER OF NEXUS' INTEREST TO NEUROCRINE. The entire Membership Interest of Nexus and Crocker shall automatically become Neurocrine's interest upon Neurocrine's payment of $1.00 to Nexus and Crocker at any time after Nexus
(A) has received the entire distribution required pursuant to Sections 7.1(i) through (iv), (B) Nexus has received any payments due Nexus under Sections 5.9 and 8.3 of this Agreement and (C) Nexus and any Affiliate, are released from any guaranty or personal liability for any loans to the Company, including any construction or permanent loan secured by the Premises. Notwithstanding any other provision of this Agreement, Neurocrine shall have the power and authority to refinance any indebtedness on the Premises without any other Member's or the Manager's consent as long as the proceeds of such financing would allow the Company to satisfy the conditions set forth in this Section. If, by the end of the 9th year of the term of the Neurocrine Lease, the Membership Interest of Nexus does not become Neurocrine's Membership Interest under the terms of this
Section 9.5 or Neurocrine does not exercise its right to purchase the Premises under the Option Agreement, Neurocrine shall extend the term of the Neurocrine Lease for one period of five years pursuant to Section 40 of the Neurocrine Lease.

                                    ARTICLE X
                       CONSEQUENCES OF DEATH, DISSOLUTION,
                       RETIREMENT OR BANKRUPTCY OF MEMBER


        10.1 DISSOLUTION EVENT. Upon the occurrence of a Dissolution Event, the Company shall dissolve unless the remaining Members holding at least two-thirds of the Membership Interests consent within 90 days of the Dissolution Event to the continuation of the business of the Company.

        10.2 NO EFFECT IF VIOLATION OF AGREEMENT. If the remaining Members consent to the continuation of the business of the Company in accordance with
Section 10.1, the Member subject to the dissolution event shall thereafter have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Economic Interest Owner and thereafter shall only receive the share of one or more of the Company's Net Income, Net Loss and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled.

                                          ARTICLE XI
                           ACCOUNTING, RECORDS, REPORTING BY MEMBERS

        11.1 BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in California all of the following:


               A. A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Economic Interest Owner;

               B. A current list of the full name and business or residence address of each Manager;

               C. A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which any amendments to the Articles have been executed;

               D. Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

               E. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

               F. Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

               G. The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

        11.2   DELIVERY TO MEMBERS AND INSPECTION.

               11.2.1 REQUESTS FOR INFORMATION. Upon the request of any Member or Economic Interest Owner for purposes reasonably related to the interest of that Person as a Member or Economic Interest Owner, the Managers shall promptly deliver to the requesting Member or Economic Interest Owner, at the expense of the Company, a copy of the information required to be maintained by Sections 11.1A through F.

               11.2.2 INSPECTION OF RECORDS. Each Member, Manager and Economic Interest Owner has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Economic Interest Owner, to inspect and copy during normal business hours any of the Company records described at Sections 11.1A through G.

               11.2.3 INSPECTION BY REPRESENTATIVE. Any request, inspection or copying by a Member or Economic Interest Owner under this Section
11.2 may be made by that Person or that Person's agent or attorney.


        11.3   FINANCIAL STATEMENTS/TAX RETURNS.

               11.3.1 ANNUAL STATEMENTS. Neurocrine as Manager shall cause annual income statements and balance sheets to be prepared and sent to each of the Members as soon as reasonably practicable after the close of each Fiscal Year reflecting the financial position of the Company for such Fiscal Year.

               11.3.2 TAX RETURNS. Neurocrine as Manager shall cause to be prepared after the end of each Fiscal Year information necessary for the preparation of the Members' and Economic Interest Owners' federal and state income tax returns.


               11.3.3 ANNUAL STATUTORY REPORT. Neurocrine as Manager shall cause to be filed at least annually with the California Secretary of State the statement required under California Corporations Code Section 17060.

        11.4 FILINGS. Neurocrine as Manager shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. Neurocrine shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If Neurocrine as Manager is required by the Act to execute or file any document and fails, after demand, to do so within a reasonable period of time, or refuses to do so, the other Manager or any Member may prepare, execute and file that document with the California Secretary of State.

        11.5 BANK ACCOUNTS. The Managers shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

        11.6 ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Members. The Members may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

        11.7 TAX MATTERS FOR THE COMPANY HANDLED BY MEMBERS AND TAX MATTERS PARTNER. The Members shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company. The Tax Matters Partner, as defined in Code Section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member or Manager, as the case may be, Members may designate another to be Tax Matters Partner. The Company shall take the position that it is a "partnership" for federal income tax purposes, and shall not file any federal income tax election or other document that is inconsistent with such position.

                                   ARTICLE XII
                           DISSOLUTION AND WINDING UP

        12.1 DISSOLUTION. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

               A. Upon the happening of any event of dissolution specified in the Articles;

               B. Upon the entry of a decree of judicial dissolution pursuant to Section 17351 of the Corporations Code;

               C. The occurrence of a Dissolution Event and the failure of the remaining Members to consent in accordance with Section 10.1 to continue the business of the Company within 90 days after the occurrence of such event; or

               D. The sale of all or substantially all of the assets of Company.

        12.2 CERTIFICATE OF DISSOLUTION. As soon as possible following the occurrence of any of the events specified in Section 12.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.

        12.3   WINDING UP. Upon the occurrence of any event specified in
Section 12.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager who has not wrongfully dissolved the Company or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in
Section 12.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Manager or Members winding up the affairs of the Company shall be entitled to reasonable compensation for such services. 12.4 DISTRIBUTIONS IN KIND. Without the consent of Members holding at least two-thirds of the Membership Interests, all distributions to Members shall be in cash. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net shall then be allocated pursuant to Article VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Members or if there is no agreement within thirty (30) days by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Members or liquidating trustee. 12.5 ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION. 12.5.1 DISTRIBUTION TO MEMBERS. After determining that all known debts and liabilities of the Company in the process of winding-up, including, without limitation, debts and liabilities to Members who are creditors of the Company, including payments required pursuant to Section 8.3, have been paid or adequately provided for, the remaining assets shall be distributed to the Members and Nexus in accordance with Section 7.1. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within 90 days after the date of such liquidation.

               12.5.2 PROVISION FOR LIABILITIES. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:


                       (i) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members to be adequate at the time of any distribution of the assets pursuant to this Section.

                       (ii) The amount of the debt or liability has been deposited as provided in Section 2008 of the Corporations Code.

        This Section 12.5.2 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

        12.6 COMPLIANCE WITH REGULATIONS. All payments to the Members upon the winding and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section 1.704-1(b)(2)(ii)(d).

        12.7 LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of Company for the return of the Member's positive Capital Account balance and shall have no recourse for the Member's Capital Contribution and/or share of Net Income (upon dissolution or otherwise) against the Manager or any other Member except as provided in Article XIII.

        12.8 CERTIFICATE OF CANCELLATION. The Manager or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

        12.9 NO ACTION FOR DISSOLUTION. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 12.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where the Managers have failed to liquidate the Company as required by this Article XII, each Member hereby waives and renounces the Member's right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 12.9 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.

                                  ARTICLE XIII
                          INDEMNIFICATION AND INSURANCE

        13.1 INDEMNIFICATION OF AGENTS. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person is or was a Member, Manager, officer, employee or other agent of the Company (all such Persons being referred to hereinafter as an "agent"), to the extent the claims underlying the action, suit or proceeding are based on the agent's scope of employment or agency, or on the agent's good faith discharge of duties under this Agreement, and which were not the result of gross negligence, willful misconduct or breach of this Agreement or the terms of any employment or agency. The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in its reasonable business judgment.

        13.2 INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 13.1 or under applicable law.

                                   ARTICLE XIV

                           INVESTMENT REPRESENTATIONS

        Each Member hereby represents and warrants to, and agrees with, the Manager, the other Members, and the Company as follows:

        14.1 PREEXISTING RELATIONSHIP OR EXPERIENCE. (i) The Member has a preexisting personal or business relationship with the Company or one or more of its officers or control persons or the Managers or (ii) by reason of the Member's business or financial experience, or by reason of the business or financial experience of the Member's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, the Member is capable of evaluating the risks and merits of an investment in the Membership Interest and of protecting the Member's own interests in connection with this investment.

        14.2 NO ADVERTISING. The Member has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

        14.3 INVESTMENT INTENT. The Member is acquiring the Membership Interest for investment purposes for the Member's own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest other than a shareholder of a corporation which is a Member or a beneficiary of a trust which is a Member.

        14.4 PURPOSE OF ENTITY. If the Member is a corporation, partnership, limited liability company, trust, or other entity, it was not organized for the specific purpose of acquiring the Membership Interest.

        14.5   RESIDENCY. The Member is a resident of the state of California.

        14.6 ECONOMIC RISK. The Member is financially able to bear the economic risk of an investment in the Membership Interest, including the total loss thereof.

        14.7 NO REGISTRATION OF MEMBERSHIP INTEREST. The Member acknowledges that the Membership Interest has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on the Member's representations, warranties, and agreements herein.

        14.8   MEMBERSHIP INTEREST IN RESTRICTED SECURITY. The Member

understands that the Membership Interest is a "restricted security" under the Securities Act in that the Membership Interest will be acquired from the Company in a transaction not involving a public offering, and that the Membership Interest may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Membership Interest must be held indefinitely. In this connection, the Member understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities," including the requirement that the securities must be held for at least two years after purchase thereof from the Company prior to resale (three years in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances. The Member understands that the Company has not made such information available to the public and has no present plans to do so.

        14.9 NO OBLIGATION TO REGISTER. The Member represents, warrants, and agrees that the Company and the Managers are under no obligation to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist the Member in complying with any exemption from registration and qualification.

        14.10 NO DISPOSITION IN VIOLATION OF LAW. Without limiting the representations set forth above, and without limiting Article IX of this Agreement, the Member will not make any disposition of all or any part of the Membership Interest which will result in the violation by the Member or by the Company of the Securities Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, the Member agrees not to make any disposition of all or any part of the Membership Interest unless and until the Member has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Manager, the Member has furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

        14.11 LEGENDS. The Member understands that the certificates evidencing the Membership Interest may bear the following legend:

      The Membership Interests represented by this Certificate may not be sold, transferred or otherwise disposed of except in accordance with and subject to the restrictions, terms and conditions of the Operating Agreement of the Company, a copy of which is on deposit with the Managers of the Company. Furthermore, the securities represented by this Certificate have not been registered under the Securities Act of 1933 nor registered nor qualified under any state securities laws. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated unless qualified and registered under applicable state and federal securities laws or unless, in the opinion of counsel satisfactory to the Company, such qualification and registration is not required.

        14.12 INVESTMENT RISK. The Member acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by the Member of the Member's investment in the Company, that the Member understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest, and that the Company is newly organized and has no financial or operating history.

        14.13 RESTRICTIONS ON TRANSFERABILITY. The Member acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible to liquidate the investment in the Company.

        14.14 INFORMATION REVIEWED. The Member has received and reviewed all information the Member considers necessary or appropriate for deciding whether to purchase the Membership Interest. The Member has had an opportunity to ask questions and receive answers from the Company and its Managers regarding the terms and conditions of purchase of the Membership Interest and regarding the business, financial affairs, and other aspects of the Company and has further had the opportunity to obtainall information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which the Member deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to such Member.

        14.15 NO REPRESENTATIONS BY COMPANY. Neither the Managers nor any agent or employee of the Company or of any Manager nor any other Person has at any time expressly or implicitly represented, guaranteed, or warranted to the Member that the Member may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of the Managers or their Affiliates or any other person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Company. Without limiting the generality of the foregoing, the Member understands that any proforma distributed to the Members are estimates only, and are not representations, guarantees or warranties of results.

        14.16 CONSULTATION WITH ATTORNEY. The Member has had an opportunity to consult with the Member's own attorney regarding all legal matters concerning an investment in the Company and the tax consequences of participating in the Company, and has done so to the extent the Member considers necessary.

        14.17 TAX CONSEQUENCES. The Member acknowledges that the tax consequences of investing in the Company will depend on the Member's particular circumstances, and neither the Company, the Manager, the other Members, nor the partners, shareholders, members, managers, agents, officers, directors, employees, Affiliates, or consultants of any of them will be responsible or liable for the tax consequences to the Member of an investment in the Company. The Member will look solely to, and rely upon, the Member's own advisers with respect to the tax consequences of this investment.

        14.18 NO ASSURANCE OF TAX BENEFITS. The Member acknowledges that there can be no assurance that the Code or the Regulations will not be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service

        14.19 INDEMNITY. The Member shall indemnify and hold harmless the Company, the Manager, each and every other Member, and any officers, directors, shareholders, managers, members, employees, partners, agents, attorneys, registered representatives, and control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any misrepresentation or misstatement of facts or omission to represent or state facts made by such Member including, without limitation, the information in this Agreement, against losses, liabilities, and expenses of the Company, the Manager, each and every other Member, and any officers, directors, shareholders, managers, members, employees, partners, attorneys, accountants, agents, registered representatives, and control persons of any such Person (including attorneys' fees, judgments, fines, and amounts paid in settlement, payable as incurred) incurred by such Person in connection with such action, suit, proceeding, or the like.

        14.20 REPRESENTATIONS BY NEXUS. Nexus warrants and represents (each of which warranty and representation shall be deemed to be a continuing warranty and representation and a covenant that such warranty and representation shall remain true and correct at all times during the term of this Agreement):

               14.20.1 STATUS. Nexus is a California corporation duly formed and organized, validly existing and in good standing under the laws of the State of California and has the power and adequate authority to execute, deliver and perform this Agreement, which upon such execution and delivery will be a valid and binding obligation enforceable in accordance with its terms (subject only to the application of bankruptcy, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

               14.20.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by Nexus is duly authorized by all requisite action of Nexus as of the date hereof, do not require the consent or approval of any person that has not been obtained, and are not in contravention of or in conflict with any term or provision of the articles of incorporation, bylaws and charter documents of Nexus.

               14.20.3 OTHER AGREEMENTS. The execution, delivery and performance of this Agreement will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Nexus or any Affiliate of Nexus is a party or by which any of such persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition, properties or operations of this Company, and other than as contemplated by this Agreement, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company property.

        14.21  REPRESENTATIONS OF NEUROCRINE.   Neurocrine warrants and
represents (each of which warranty and representation shall be deemed to be a continuing warranty and representation and a covenant that such warranty and representation shall remain true and correct at all times during the term of this Agreement):

               14.21.1 STATUS. Neurocrine is a Delaware corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and has the power and adequate authority to execute, deliver and perform this Agreement, which upon such execution and delivery will be a valid and binding obligation enforceable in accordance with its terms (subject only to the application of bankruptcy, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

               14.21.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by Neurocrine is duly authorized by all requisite action of Neurocrine as of the date hereof, do not require the consent or approval of any person that has not been obtained, and are not in contravention of or in conflict with any term or provision of the articles of incorporation, bylaws and charter documents of Neurocrine.


               14.21.3 OTHER AGREEMENTS. The execution, delivery and performance of this Agreement will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Neurocrine or any Affiliate of Neurocrine is a party or by which any of such persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition, properties or operations of this Company, and other than as contemplated by this Agreement, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company property.

                                   ARTICLE XV
                                 MISCELLANEOUS


        15.1 REPRESENTATION BY COUNSEL. Counsel to the Company may also be counsel to a Member or Manager of the Company. The Company has initially selected Sullivan Wertz McDade & Wallace ("Company Counsel") as legal counsel to the Company, to organize the Company, to represent the Company in the development, leasing, financing, construction and sale of the Property, and to provide such other legal services as the Company may request. Company Counsel also represented Nexus in the preparation and negotiation of this Agreement, and has represented, and will continue to represent, the Nexus and its Affiliates with regard to real estate development and other activities both related and unrelated to the Company. This representation involves potential conflicts of interest in that the interests and objectives of Nexus may be or become inconsistent with the interests and objectives of the Company or Neurocrine or other Members. By signing this Agreement, the Members waive any conflicts of interest in regard thereto.

        15.2 BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

        15.3 PARTIES IN INTEREST. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and the Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

        15.4 PRONOUNS: STATUTORY REFERENCES. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

        15.5 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        15.6 INTERPRETATION. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or such Member's counsel.

        15.7 REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

        15.8 GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be construed in accordance with California law, and any arbitrator appointed hereunder shall be required to apply such law. Each Member hereby consents to the exclusive jurisdiction of the Superior Court of the State of California, County of San Diego, on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 15.10.

        15.9 ARBITRATION. Any dispute arising from or related to this Agreement, the Company or the Premises shall be resolved by binding arbitration under the Commercial Rules of the American Arbitration Association, and venue for any such arbitration shall be the County of San Diego.

        15.10 SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

        15.11 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

        15.12 NOTICES. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member or Manager at the last known business or residence address of the Member or the Manager. Any party may, at any time by giving five days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

        15.13 AMENDMENTS. The consent of Members who are not the subject of a Dissolution Event holding at least two-thirds of the Membership Interests shall be required to amend this Agreement or the Articles. All amendments to this Agreement or the Articles will be in writing and signed by all of the Members whose consent is required.

        15.14 RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or
(b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

        15.15 NO INTEREST IN COMPANY PROPERTY: WAIVER OF ACTION FOR PARTITION. No Member or Economic Interest Owner has any interest in specific property of the Company. Without limiting the foregoing, each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that the Member may have to maintain any action for partition with respect to the property of the Company.

        15.16 MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        15.17 ATTORNEY FEES. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys' fees and expenses.

        15.18 TIME IS OF THE ESSENCE. All dates and times in this Agreement are of the essence.

        15.19 REMEDIES CUMULATIVE. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

        15.20 NEUROCRINE DEFAULT. A ?Neurocrine Default? shall mean all of the following have occurred: (i) there has been a continuous default in the payment of Rent by Neurocrine under the Neurocrine Lease for a period of ninety (90) days, and (ii) the Neurocrine Lease has been terminated in accordance with
Section 24.5 of the Neurocrine Lease prior to Neurocrine?s cure of the default in the payment of Rent. In the event of a Neurocrine Default, the Deed of Trust securing the Neurocrine Loan shall be released and reconveyed from the Premises by the written request of Nexus to the Trustee under such Deed of Trust. Any such release shall not affect any amounts due from the Company to Neurocrine under the Promissory Note given for the Neurocrine Loan. In addition, notwithstanding any other provision of this Agreement, if Neurocrine has been in continuous default in the payment of Rent under the Neurocrine Lease for a period of ninety (90) days, Neurocrine shall become an Economic Interest Owner rather than a Member under this Agreement unless and until the default is cured, although this Agreement may not thereafter be amended without the consent of Neurocrine in a manner which would increase its obligations or liabilities.

        IN WITNESS WHEREOF, the Members of Science Park Center LLC, a California limited liability company, have executed this Agreement, effective as of the date written above.

NEUROCRINE BIOSCIENCES, INC.
a Delaware Corporation

By: /s/ PAUL W. HAWRAN
   ---------------------------------

NEXUS PROPERTIES, INC.
a California Corporation


By: /s/ MICHAEL J. REIDY
   ---------------------------------
        Michael J. Reidy
        Chief Executive Officer

/s/ BRANDON CROCKER
------------------------------------
BRANDON CROCKER

                                   SCHEDULE 1

                                 PROJECT BUDGET

                                   NEUROCRINE
                              *** SF R&D FACILITY
                           PRELIMINARY COST PRO FORMA
                                      ***


                                      ***

* confidential treatment

                                   SCHEDULE 2

                      ESTIMATED CASH DISTRIBUTION SCHEDULE

                                   SCHEDULE 2

                                   NEUROCRINE

                               CASH FLOW SCHEDULE

                                      ***




* confidential treatment

                                   SCHEDULE 2

                                   NEUROCRINE

                               CASH FLOW SCHEDULE

***

* confidential treatment

                                   SCHEDULE 3

                         ESTIMATED OPTION PURCHASE PRICE

                                   SCHEDULE 3


                                   NEUROCRINE

                            OPTION PRICE CALCULATION



***


* confidential treatment